Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form F-10 of our report dated March 4, 2025 relating to the consolidated financial statements of Strathcona Resources Ltd. included in Exhibit 3.2 to this Registration Statement on Form F-10.

/s/ Deloitte LLP

Chartered Professional Accountants

Calgary, Canada

May 30, 2025